Exhibit 32
CERTIFICATION
In connection with this Quarterly Report on Form 10-Q of American International Group, Inc. (the “Company”) for the quarter ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eric Andersen, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 7, 2026

/S/ ERIC ANDERSEN
Eric Andersen
President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

CERTIFICATION
In connection with this Quarterly Report on Form 10-Q of American International Group, Inc. (the “Company”) for the quarter ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Keith Walsh, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 7, 2026

/S/ KEITH WALSH
Keith Walsh
Executive Vice President and
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.